UNANIMOUS WRITTEN CONSENT

OF THE BOARD OF DIRECTORS OF

WESTSPHERE ASSET CORPORATION

CONVERSION OF WESTSPHERE ASSET CORPORATION, INC. CAPITAL STOCK

 TO WESTSPHERE ASSET CORPORATION PREFERRED STOCK

The undersigned, constituting the entire Board of Directors (the “Board”) of WESTSPHERE ASSET CORPORATION INC., a Colorado corporation (the “Corporation”), take the following actions as of this 21st  day of March  2005, as if at a duly called and attended meeting of the Board of Directors.

WHEREAS, at the shareholder Meeting held on January 22, 2005 at 2140 Pegasus Way N.E. Calgary, Alberta the shareholders confirmed and approved the creation of a class of preferred stock, subject the terms as set forth below:

(a) Any dividends declared by the Board of Directors, in the form of stock, cash or otherwise, shall be distributed to the Corporation’s shareholders as follows: (a) seventy-five percent (75%) of such dividend shall be distributed to the holders of the Preferred Shares on a pro rata basis; and the remaining twenty-five (25%) shall be distributed to the holders of the Preferred Shares and the Common Shares, on a pro rata basis, with one share of Preferred Stock and one share of Common Stock being treated equally.

(b) In the case of a sale of any of the Corporation's business operations or in the event of a wind up or a liquidation of the Corporation's assets, the remaining cash to be distributed to the shareholders shall be distributed on the same basis as described in paragraph (a) above.

(c) The Board of Directors will determine the amount of proceeds to be distributed from the sale of any of the Company's assets and will determine whether any dividend will be issued by the Corporation.  The Board of Directors will determine the date that such dividend will be paid.

(d) During the period commencing on January 22, 2005 and concluding forty-five (45) days later, each holder of shares of common stock shall have the right to surrender their shares of common stock in exchange for shares of preferred stock on a basis of 1:1. Each shareholder shall exercise this right by delivering to the Corporation or the Corporation’s transfer agent the certificates representing such shareholder’s shares of common stock, duly endorsed with appropriate signature guarantees affixed thereto, on or before the date determined above in this subsection (d).

(e) Upon conversion of a common share to a preferred share, the preferred shareholder will have the right to convert such preferred share to a share of common stock (1:1) upon delivery of 21 days written notice to the Corporation, at a price of $0.05 per share payable to the Corporation.

(f) Upon conversion of a common share to a preferred share, voting of such preferred shares vest with the Board of Directors as set out in the shareholder’s resolution approved at the Annual Meeting of Shareholders held on December 7, 2002;

(g) Upon receipt of notice of the request to convert from preferred share to common stock, share certificates will be issued with the following share trading restrictions;  1/3 of the total shares to be converted will be restricted from trading for a period of 6 months from the date of conversion; 1/3 of the total shares to be converted will be restricted from trading for a period of 1 year from the date of conversion; and 1/3 of the total shares to be converted will be restricted from trading for a period of 18 months from the date of conversion.

(h) Any consolidation or split of one class of the Corporation’s stock will have the same effect on the other class of shares. In the case of a consolidation of the Corporation’s common stock, outstanding shares of the Preferred Stock will also be consolidated and the price for conversion of the preferred stock into the common stock shall be increased by the same multiple of the consolidation of the common stock.

NOW THEREFORE BE IT RESOLVED THAT:

1.

As authorized by the Corporation’s shareholders at a meeting of the shareholders on

January 22, 2005 at 2140 Pegasus Way N.E. Calgary, Alberta a class of Westsphere non-voting preferred shares at a value of $0.20 cents per share (USD), is to be created and offered to all shareholders of the Corporation in exchange for shares of common stock at a ration of 1 for 1 with the following conditions:

(a) Any dividends declared by the Board of Directors, in the form of stock, cash or otherwise, shall be distributed to the Corporation’s shareholders as follows: (a) seventy-five percent (75%) of such dividend shall be distributed to the holders of the Preferred Shares on a pro rata basis; and the remaining twenty-five (25%) shall be distributed to the holders of the Preferred Shares and the Common Shares, on a pro rata basis, with one share of Preferred Stock and one share of Common Stock being treated equally.

(b) In the case of a sale of any of the Corporation's business operations or in the event of a wind up or a liquidation of the Corporation's assets, the remaining cash to be distributed to the shareholders shall be distributed on the same basis as described in paragraph (a) above.

(c) The Board of Directors will determine the amount of proceeds to be distributed from the sale of any of the Company's assets and will determine whether any dividend will be issued by the Corporation.  The Board of Directors will determine the date that such dividend will be paid.

            (d) During the period commencing on April 1, 2005 and concluding forty-five (45) days later, each holder of shares of common stock shall have the right to surrender their shares of common stock in exchange for shares of preferred stock on a basis of 1:1. Each shareholder shall exercise this right by delivering to the Corporation or the Corporation’s transfer agent the certificates representing such shareholder’s shares of common stock, duly endorsed with appropriate signature guarantees affixed thereto, on or before the date determined above in this subsection (d).

(e) Upon conversion of a common share to a preferred share, the preferred shareholder will have the right to convert such preferred share to a share of common stock (1:1) upon delivery of 21 days written notice to the Corporation, at a price of $0.05 per share payable to the Corporation.

(f) Upon conversion of a common share to a preferred share, voting of such preferred shares vest with the Board of Directors and voted a in manner that they deem is in the best interest of the Company as set out in the shareholder’s resolution approved at the Annual Meeting of Shareholders held on December 7, 2002;

(g) Upon receipt of notice of the request to convert from preferred share to common stock, share certificates will be issued with the following share trading restrictions;  1/3 of the total shares to be converted will be restricted from trading for a period of 6 months from the date of conversion; 1/3 of the total shares to be converted will be restricted from trading for a period of 1 year from the date of conversion; and 1/3 of the total shares to be converted will be restricted from trading for a period of 18 months from the date of conversion.

(h) Any consolidation or split of one class of the Corporation’s stock will have the same effect on the other class of shares or any other rights to acquire (through exercise of warrants or options, or convertible debentures or otherwise).  In the case of a consolidation of the Corporation’s common stock, outstanding shares of the Preferred Stock and any other rights to acquire (through exercise of warrants or options, or convertible debentures or otherwise) will also be consolidated and the price for conversion of the preferred stock into the common stock shall be increased by the same multiple of the consolidation of the common stock.

(i).

The preferred shares will be offered to all shareholders of the Corporation in exchange for shares of common stock at a ratio of 1 for 1, but the opportunity for conversion from voting common stock to preferred shares shall be set by the Board of Directors by written notice to all of the shareholders and will set the record date and any deadlines to exercise conversion.

12.

The Officers of the Corporation be, and hereby are, authorized and directed to take all action necessary to carry out the purposes of the foregoing resolutions.

13.

These resolutions may be signed in as many counterparts as may be necessary, each of which so signed shall be deemed to be an original (and each signed copy sent by electronic facsimile transmission shall be deemed to be an original) and such counterparts together shall constitute one and the same instrument and notwithstanding the date of the execution shall be deemed to bear the date as set forth above.

The undersigned, being all of the Directors of the Corporation, hereby consent to and adopt the foregoing.

/s/ Douglas Mac Donald

/s/ Robert L. Robins

Douglas Mac Donald

Robert L. Robins

/s/ Bernd Reuscher

/s/ L. Roy Queen

Bernd Reuscher

L. Roy Queen

/s/ Kim Law                        __

/s/ (John) Jack Thomson

Kim Law                                                                      Jack Thomson